SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 16, 2004

INTRUSION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On January 16, 2004, we received a notification from Nasdaq that we will continue to be listed on The Nasdaq SmallCap Market via an exception from the $1.00 minimum bid price requirement granted by a Nasdaq Listing Qualifications Panel, subject to certain conditions, including the change of our trading symbol to “INTZC” effective with the opening of business on January 22, 2004.  On January 20, 2004, we issued a press release announcing the details of the Nasdaq requirements.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Text of press release of the registrant, dated January 20, 2004, announcing that it has received a Nasdaq listing extension.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: January 20, 2004	By:	/s/	Michael L. Paxton
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Text of press release of the registrant, dated January 20, 2004, announcing that it has received a Nasdaq listing extension.